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                                                                    EXHIBIT 4.17


                                 EIGHT AMENDMENT

                          Dated as of October 29, 1999

This EIGHT AMENDMENT among Del Monte Fresh Produce (UK) Ltd. ("Fresh U.K") Wafer Limited ("Wafer"), Del Monte Fresh Produce International Inc, ("Fresh International"), Del Monte Fresh Produce N.A., Inc. ("Fresh N.A"), Fresh Del Monte Produce Inc. ("Fresh Produce"), Global Reefer Carriers, Ltd. ("Global; collectively with Fresh U.K., Wafer, Fresh International, Fresh N.A., and Fresh Produce, the "Borrowers"), the banks appearing on the signature pages hereto (the "Increasing Lenders") and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as agent (in such capacity, the "Agent") for the other banks, financial institutions and other institutional lenders a party to the Credit Agreement referred to below (the "Lenders").

PRELIMINARY STATEMENTS. The Borrowers, the Agent and the Lenders have entered into a Revolving Credit Agreement dated as of May 19, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; the terms defined in the Credit Agreement being used herein as therein defined). Each of the borrowers, the Agent, the Initial Issuing Bank, the Swing Line Bank and the Lenders wish to amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, the Borrowers, the Agent and the Lenders hereby agree as follows:

SECTION 1. AMENDMENTS TO CREDIT AGREEMENT. Section 5.02(g) of the Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended and restated as follows:

"(g) Dividends, Etc. It will not, nor will it permit any of its Subsidiaries to declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock (or the equivalent thereof) or any warrants, rights or options to acquire such capital stock (or the equivalent thereof), now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock (or the equivalent thereof), warrants, rights, options, obligations or securities to its stockholders as such, except that Fresh Produce may declare and pay dividends and distributions payable in common stock (or the equivalent thereof) and so long as no Default shall have occurred and be continuing at the time of any action described in clause (A) (B) or (C) below or would result therefrom, (A) Fresh Produce may declare and pay dividends and distributions payable in cash solely out of and up to 50% of net income of Fresh Produce (computed on a non-cumulative, Consolidated basis in accordance with GAAP) for the fiscal year immediately preceding the year in which such dividend or distribution is paid,
(B) any direct or indirect Subsidiary of a Borrower may (i) declare and pay cash dividends to such Borrower and (ii) declare and pay cash dividends to any other Wholly-Owned Subsidiary of a Borrower of which it is a direct or indirect Subsidiary, (C) Fresh Produce may repurchase its own capital stock in an



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aggregate amount not to exceed $25,000,000 and (D) any subsidiary which is not a
Wholly-Owned Subsidiary may declare and pay cash dividends consistent with past practices.

SECTION 2. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective when, and only when, the Agent shall have received, in form and substance satisfactory to the Agent:

(a) counterparts of this Amendment executed by each Borrower, the Agent and each Increasing Lender;

(b)      a consent duly executed by each Guarantor in form of Exhibit A hereto;
         and

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. The Borrowers represent and warrant as follows:

(a) The representations and warranties contained in Section 4.01 of the Credit Agreement, are true and correct on and as of the date hereof as thought made on and as of the date hereof, other that such representations and warranties that, by their terms, refer to a date other than the date of this Amendment or a Borrowing; provided that such representation and warranty shall be deemed to be updated by such information relating to the matters described therein as and to the extent that Fresh Produce or the relevant Borrower shall have furnished such information in writing to the Administrative Agent.

(b) The execution, delivery and performance by the Borrowers of this Amendment, and the Credit Agreement, as amended hereby, are within each Borrowers' powers, have been duly authorized by all necessary action and do not contravene (i) any Borrower's charter or by-laws, or equivalent governing documentation, as applicable, or (ii) any law or contractual restriction binding on or affecting any Borrower, or result in, the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

(c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any Borrower of this Amendment of the Credit Agreement, as amended hereby.

(d) This Amendment and the Credit Agreement, as amended hereby, constitute, legal, valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with their respective terms, subject, however, to the effect on such enforceability of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless whether such enforceability is considered in a proceeding in equity or at law).

(e) No event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

SECTION 4. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in the Notes and the other Loan Documents to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.



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(c)      Except as specifically amended above, the Credit Agreement and the
         Notes shall remain in full force and effect and are hereby ratified and confirmed in all respects.

(d) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

SECTION 5. COSTS, EXPENSES AND TAXES. The Borrowers agree, jointly and severally, to pay on demand all costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder. In addition, the Borrowers agree, jointly and severally, to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

SECTION 6. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

SECTION 7. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws (without giving effect to the conflicts of laws principles thereof) of the State of New York.

SECTION 8 FINAL AGREEMENT. This Amendment represents the final agreement between the Borrowers, the Agent and the Lenders as to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duty authorized, as of the date first above written.

BORROWERS:                    DEL MONTE FRESH PRODUCE (UK) LTD., as Borrower

                              By:      /s/ JOHN F. INSERRA
                                 ---------------------------------------

                              Title:  Director



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                             DEL MONTE FRESH PRODUCE, NA. INC.,
                             as Borrower

                             By:      /s/ JOHN F. INSERRA
                                ------------------------------------------------
                             Title:   Executive Vice President and Chief
                                      Financial Officer


                             WAFER LIMITED, as Borrower

                             By:      /s/ JOHN F. INSERRA
                                ------------------------------------------------
                             Title:  Director

                             DEL MONTE FRESH PRODUCE INTERNATIONAL INC., as Borrower

                             By:      /s/ JOHN F. INSERRA
                                ------------------------------------------------
                             Title:  Director

                             FRESH DEL MONTE PRODUCE INC., as Borrower


                             GLOBAL REEFER CARRIERS, LTD., as Borrower
                             By:      /s/ JOHN F. INSERRA
                                ------------------------------------------------
                             Title:   Executive Vice President and Chief
                                      Financial Officer



ADMINISTRATIVE AGENT:        COOPERATIEVE CENTRALE RAIFFEISEN-
                             BOERENLEENBANK B.A., "Rabobank
                             Nederland", New York Branch, as Administrative
                             Agent, Collateral Agent and Lender

                             By:      /s/ BETTY H MILLS
                                ------------------------------------------------
                             Title:   Vice President



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LENDERS:

                              ABN AMRO BANK N.V. NEW YORK BRANCH

                              By:      /s/ RONALD C. SPURGA
                                 -----------------------------------------------
                              Title:   Vice President

                              By:      /s/ CHRISTOPHER M. PLUMB
                                 -----------------------------------------------
                              Title:   Vice President

                              AGFIRST FARM CREDIT BANK

                              By:      /s/
                                 -----------------------------------------------
                              Title: Senior Vice President

                              ARTESIA BANK LUXEMBOURG

                              By:      /s/ FRED MATYN
                                 -----------------------------------------------
                              Title:   General Manager

                              By:
                                 -----------------------------------------------
                              Title:


                              BANQUE ARTESIA NEDERLAND N.V.

                              By:      /s/ HDR FLEDDERNS
                                 -----------------------------------------------
                              Title:   Senior Vice President - Finance



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                          BANK OF AMERICA, N.A.

                          By:      /s/ CASEY COSGROVE
                             ---------------------------------------------------
                          Title:   Vice President

                          BANQUE FRANCAISE DE L'ORIENT

                          By:      /s/ N. L TAUF
                             --------------------------------------------------
                          Title:   Vice President

                          By:
                             --------------------------------------------------
                          Title:


                          BANQUE NATIONALE DE PARIS, CHICAGO BRANCH

                          By:      /s/ ARNAUD COLLIN DU BOCAGE
                             ---------------------------------------------------
                          Title:   Executive Vice President and General Manager

                          BARCLAYS BANK PLC

                          By:      /s/ CARLOS A. MIER
                             ---------------------------------------------------
                          Title:   Vice President

                          CHRISTIANIA BANK OG KREDITKASSE ASA,
                          NEW YORK BRANCH

                          By:      /s/ MARTIN LUNDER
                             --------------------------------------------------
                          Title: Senior Vice President



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                               DEUTSCHE FINANCIAL SERVICES

                               By:      /s/ STEPHEN D. METTS
                                  ----------------------------------------------
                               Title:   Vice President

                               FARM CREDIT BANK OF WICHITA

                               By:      /s/ TRAVIS W. BALL
                                  ----------------------------------------------
                               Title: Assistant Vice President

                               FARM CREDIT SERVICES OF AMERICA, FLCA

                               By:      /s/ BRUCE P. ROUSE
                                  ----------------------------------------------
                               Title:   Vice President Commercial Lender

                               FIRST UNION NATIONAL BANK

                               By:      /s/ MARY A. MORGAN
                                  ----------------------------------------------
                               Title: Senior Vice President

                               THE FUJI BANK, LIMITED

                               By:      /s/ NOBUOKI KOIKE
                                  ----------------------------------------------
                               Title:   Vice President

                               HARRIS TRUST AND SAVINGS BANK

                               By:      /s/
                                  ----------------------------------------------
                               Title:   Vice President



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                                            SUNTRUST BANK

                                            By:      /s/
                                               --------------------------------
                                            Title:   Vice President

                                            UNION BANK OF CALIFORNIA, N.A.

                                            By:      /s/ HAGOD V. JAZMADARIAN
                                               --------------------------------
                                            Title:   Vice President

                                            U.S. BANCORP AG CREDIT, INC.

                                            By:      /s/
                                               --------------------------------
                                            Title:   Vice President

                                            WACHOVIA BANK N.A.

                                            By:      /s/
                                               --------------------------------
                                            Title:   Vice President




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